U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 14, 2005

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Garfield Street Ste 300, Denver, Colorado 80206

(Address of principal executive offices; zip code)

(303) 399-2400

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On June 14, 2005, the Compensation Committee of the Board of Directors (the Board) of StarTek, Inc. (the Company) adopted the 2005 Leadership Incentive Compensation Plan (the Plan). The Plan, which will remain in effect until the end of the Company’s 2005 fiscal year, establishes quarterly and annual bonus incentives for employees of the Company at the Director level and above based on individual, business unit, and company-wide performance goals. The purpose of the plan is to incent and reward eligible participants for performance toward corporate, business unit, and individual goals as set forth in the plan. Differences between the 2005 plan and previous plans adopted by the Compensation Committee are the result of the Compensation Committee’s aim to more closely tie bonus payments to individual performance towards meeting the performance objectives of the Company.

Bonus eligibility is based on a percentage of the participant’s salary. Percentages vary by level such that higher-level employees are eligible for a bonus that is a larger percentage of their pay. The total eligible dollar amount for each employee is then measured based on three criteria: individual goals, business unit targets, and corporate-wide financial targets. The percentage weighting of each of these criterion varies by level such that higher-level employees have the strongest weighting towards corporate-wide financial targets and lower-level employees have the strongest weighting towards individual and business unit goals. Business unit and individual goals are set based upon tangible, measurable targets, which are set by management. Relative levels of achievement against these goals render the applicable employee eligible for various levels of payout pursuant to the measurement criterion above. Individual goals are measured and paid out on a quarterly basis. Business unit goals are measured and paid out annually. Corporate-wide financial targets are based upon operating income and revenue goals. The bonus percentage with respect to this criterion is increased or decreased based on the level of the Company’s operating income and revenue goals above a set minimum threshold, up to a maximum. If the Company meets the minimum threshold for payout against this criterion, the bonus payout will be 35% of the total eligible dollar amount per employee. If the Company meets the maximum threshold for payout against this criterion, the bonus payout will be 200% of the total eligible dollar amount for each employee. Corporate-wide financial targets are measured and paid out annually.

The 2005 Leadership Incentive Compensation Plan is applicable to the Company’s 2005 fiscal year only and is retroactively effective as of January 1, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.
Date: June 20, 2005	By:	/s/ Steven D. Butler
Steven D. Butler
President and Chief Executive Officer